UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2013

Date of Report (Date of earliest event reported)

Eos Petro, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067

(Address of principal executive offices)

(Zip Code)

(310) 552-1555

Registrant’s telephone number, including area code

_____________________________

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The GEM Commitment

As previously reported by Eos Petro, Inc. (the “Company”) on the Current Report on Form 8-K filed on January 17, 2013, the Company and GEM Global Yield Fund, a member of the Global Emerging Markets Group (“GEM”), entered into a financing commitment on August 31, 2011, whereby GEM would provide and fund the Company with up to $400 million dollars, through a common stock subscription agreement (the “Commitment”), for the Company’s African acquisition activities.

The Company and GEM formalized the Commitment by way of a definitive Common Stock Purchase Agreement and Registration Rights Agreement, both dated as of July 11, 2013 (collectively referred to as the “Commitment Agreements”). Together with formalizing the Commitment, pursuant to the Commitment Agreements and subject to certain restrictions contained therein, the Commitment may be drawn down at the Company’s option as the Company issues shares of common stock to GEM in return for funds.

Under the agreed upon structure, and subject to certain prerequisites, the Company controls the timing and amount of any drawdown, and the funds withdrawn by the Company may be used not only to acquire oil and gas assets in Africa, as was stated in the initial August 31, 2011 term sheet for the Commitment, but for any oil and gas assets the Company identifies, publicly or privately owned, national or international, as well as for working capital purposes.

In consideration of GEM’s continued support of the Company and their lack of termination of or withdrawal from the Commitment between August 31, 2011 and November 21, 2012, the Company issued to GEM and a GEM affiliate a total of six common stock purchase warrants to purchase a total of 8,372,000 shares of common stock of the Company on terms and conditions more fully disclosed in the Company’s Form 8-K filed on January 17, 2013. The vesting conditions of four of these warrants were amended with the Commitment Agreements.

As further consideration for GEM’s execution of the Commitment Agreements, on July 11, 2013 GEM and GEM affiliates received common stock purchase warrants to purchase an additional 1,500,000 shares of common stock of the Company (“Additional Warrants”). The Additional Warrants vest on July 11, 2014, expire after five years and have an exercise price equal to the 30 day average trading price of the Company’s common stock on July 11, 2014. If the shares underlying the Additional Warrant are not registered within 24 months of July 11, 2013, the expiration date will be extended for each additional day the shares underlying Additional Warrant remain unregistered after 24 months.

Pursuant to the Commitment Agreements, the Company must use commercially reasonable efforts to uplist to the NYSE, NASDAQ or AMEX stock exchange within 270 days of July 11, 2013, and then to file a registration statement covering the shares and warrants referenced in the Commitment Agreements within 30 days of uplisting.

Consulting Agreement with Hahn Engineering

On June 23, 2013, the Company entered into a one year consulting agreement with Hahn Engineering, Inc. (“Hahn”), an entity which previously has prepared reserve reports for the Company’s SEC reporting obligations. Pursuant to the agreement, in exchange for the provision of oil and gas consulting services, Hahn received 1,000 restricted shares of common stock of the Company upon full execution of the agreement. In addition, so long as the agreement has not been terminated, commencing on the one month anniversary of June 23, 2013 and continuing on each monthly anniversary of June 23, 2013 thereafter, in Hahn will be issued 2,000 restricted shares of common stock of the Company per month, to be capped at 24,000 shares total. Hahn will also be reimbursed for reasonable pre-approved expenses.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 above is incorporated by reference in this Item 3.02.

All of the unregistered sales of equity securities disclosed in this Form 8-K were sold in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such securities constitute “restricted securities” under Rule 144 of the Securities Act. Based on representations made by the relevant third parties, the Company believes the offerings satisfied all terms and conditions of Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Martin Oring as the Company’s CEO

On June 23, 2013, Eos entered into an Employment Agreement with Martin Oring, a member of the Company’s Board of Directors, pursuant to which Mr. Oring was appointed to act as the interim President and CEO of the Company while the Company searches for other candidates to fill the positions on a long-term basis. Pursuant to the agreement, Wealth Preservation, LLC, a company owned by Mr. Oring, received 600,000 warrants to purchase restricted shares of common stock of Eos at a per share exercise price of $2.50. The warrants expire on July 31, 2018. Commencing on July 31, 2013, 50,000 warrants will vest at the end of each month, so long as Mr. Oring’s Employment Agreement is still in effect. Any warrants which have not yet vested at the time Mr. Oring’s Employment Agreement is terminated shall cease to vest. Mr. Oring will also be reimbursed for reasonable travel and business expenses.

Concurrently with the signing of Mr. Oring’s Employment Agreement, Mr. Nikolas Konstant resigned from his position as the Company’s CEO and President. Mr. Konstant’s resignation was not a result of any disagreement with the Company, and Mr. Konstant remains Chairman of the Board and CFO of the Company.

Removal of Gus Rahim from the Board of Directors

On July 22, 2013, Nikolas Konstant, the majority shareholder of the Company holding over 70% of the Company’s issued and outstanding shares of common stock, by written consent, voted to remove Gus Rahim from the Company’s Board of Directors. The removal will become effective twenty days after the mailing of a definitive Information Statement on Schedule 14C to shareholders of the Company. Concurrently with the filing of this Current Report on Form 8-K, the Company filed a preliminary Information Statement on Schedule 14C disclosing Mr. Rahim’s removal.

A shareholder vote by consent in lieu of a meeting is authorized by Nevada Revised Statutes (“NRS”) Section 78.320(2) and, pursuant to NRS Section 78.335(1), a director may be removed from office, with or without cause, by the vote of shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Mr. Konstant, as the majority shareholder of the Company, did not remove Mr. Rahim for “cause” but determined that such removal was advisable and in the best interests of the Company and its shareholders.

The effect of the removal will be to reduce the number of persons currently serving on the Company’s Board of Directors from five to four. However, following the removal, the remaining members of the Board of Directors have the authority, acting in their sole discretion, to appoint new members to the Board of Directors to fill the vacancies created by the removal of Mr. Rahim until the next directors are elected at the Company’s next annual meeting. The Board of Directors does not have any such plans to appoint new members to the Board of Directors at this time.

Identification of Executive Officers

The following table sets forth the names and ages of all executive officers of the Company and all persons chosen to become executive officers, as of Mr. Oring’s appointment as President and CEO.

Name	Position and Date of Inception	Age

Nikolas Konstant	Chief Financial Officer and Chairman of the Board as of October 12, 2012	53
Martin B. Oring	Director as of October 12, 2012 and Chief Executive Officer and President as of June 23, 2014	67
John Mitola	Director and Corporate Secretary as of October 12, 2012	47

On October 12, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between the Company, Eos Global Petro, Inc. (“Eos Global”), and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Eos (“Merger Sub”), dated July 16, 2012, Merger Sub merged into Eos Global, with Eos Global being the surviving entity (the “Merger”). As a result of the Merger, Eos Global became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, the sole former officer of the Company (Mr. Rahim) resigned, and Mr. Konstant was appointed President, CEO, CFO and Chairman of the Board, and Mr. Mitola was appointed the Secretary.

Family Relationships

There are no family relationships among our directors or officers.

Business Experience

Nikolas Konstant. Mr. Konstant became our President, Chief Executive Officer, Chief Financial Officer and Chairman in connection with the closing of the Merger Agreement. On June 23, 2013, he resigned as our President and Chief Executive Officer. He also has served as the Chairman of Eos Global Petro, Inc. since 2011. Mr. Konstant has more than 17 years of experience as a merchant financier, investor and advisor to public and private companies on mergers and acquisitions, capital formation and balance sheet restructurings. Mr. Konstant has been providing equity and debt financing for public and private companies for over 17 years as a merchant financier. Previously, Mr. Konstant was the managing director of NCVC, LLC, a $200 million venture capital fund and indirect subsidiary of Nightingale Conant. While at NCVC, Mr. Konstant provided equity for the Wolfgang Puck Food Company, Nutrition for Life (which was the number one stock on NASDAQ in the year of 1996), On Stage Entertainment, Platinum Technologies and several other public companies. Previously, Mr. Konstant founded nanoUniverse, PLC (AIM: NANO), co- founded Electric City Corporation (currently known as Lime Energy Co.) (NASDAQ: LIME) and co- founded Advanced Cell Technology, Inc. (OTCBB: ACTC). Mr. Konstant has been a board member of Nightingale Conant, On Stage Entertainment, UCLA Board of Governors and on the board of the investment Subcommittee of Cedars Sinai Hospital. Mr. Konstant also served on the Cedars Sinai Board of Governors for many years. Mr. Konstant is also the Chairman of DreamWorks Children of the World a charitable organization for Children of the World. Mr. Konstant attended Harvard Business School and has several certificates from HBS and the University of Chicago in addition a degree of Calculus from Barstow College. He is semi fluent in Greek, semi fluent in Italian and French. He is presently studying Mandarin. Mr. Konstant is a Mason at the Menorah Lodge #523. Mr. Konstant was a member in YPO, the Young Presidents Organization, since 1998 with the Belair Chapter in Los Angeles California. As a financier, investor and advisor, we believe that Mr. Konstant will contribute his leadership skills, knowledge and finance background, and business experience to our board of directors. In addition, we believe that Mr. Konstant’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Martin B. Oring. Mr. Oring became a member of our board of directors in connection with the closing of the Merger Agreement, and became our president and Chief Executive Officer on June 23, 2013. He has been a member of the board of directors of Searchlight Minerals Corp. since October 6, 2008 and its President and Chief Executive Officer since October 1, 2010. Mr. Oring, a senior financial/planning executive, has served as the President of Wealth Preservation, LLC, a financial advisory firm that serves high-net-worth individuals, since 2001. Since the founding of Wealth Preservation, LLC in 2001, Mr. Oring has completed the financial engineering, structuring, and implementation of over $1 billion of proprietary tax and estate planning products in the capital markets and insurance areas for wealthy individuals and corporations. From 1998 until 2001, Mr. Oring served as Managing Director, Executive Services at Prudential Securities, Inc., where he was responsible for advice, planning and execution of capital market and insurance products for high-net-worth individuals and corporations. From 1996 to 1998, he served as Managing Director, Capital Markets, during which time he managed Prudential Securities’ capital market effort for large and medium-sized financial institutions. From 1989 until 1996, he managed the Debt and Capital Management group at The Chase Manhattan Corporation as Manager of Capital Planning (Treasury). Prior to joining Chase Manhattan, he spent approximately eighteen years in a variety of management positions with Mobil Corporation, one of the world’s leading energy companies. When he left Mobil in 1986, he was Manager, Capital Markets & Investment Banking (Treasury). Mr. Oring is also currently a director and chief executive officer of PetroHunter Energy Corporation, and was previously a director of Parallel Petroleum Corporation, each of which is a publicly traded oil and gas exploration and production company. He also serves as a director of Falcon Oil & Gas Australia Limited, a subsidiary of Falcon Oil & Gas Ltd., an international oil and gas exploration and production company, headquartered in Denver, Colorado, which trades on the TSX Venture Exchange. Mr. Oring has served as a Lecturer at Lehigh University, the New York Institute of Technology, New York University, Xerox Corporation, Salomon Brothers, Merrill Lynch, numerous Advanced Management Seminars, and numerous in-house management courses for a variety of corporations and organizations. He has an MBA Degree in Production Management, Finance and Marketing from the Graduate School of Business at Columbia University, and a B.S. Degree in Mechanical Engineering from Carnegie Institute of Technology. As a financial planner and an executive with experience in banking and finance, we believe that Mr. Oring will contribute his leadership skills, knowledge and finance background, and business experience to our board of directors. In addition, we believe that Mr. Oring’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

John R. Hogg. Mr. Hogg became a member of our board of directors in connection with the closing of the Merger Agreement. He has over three decades of oil exploration and operations expertise, both in government negotiations and direct domestic negotiations, as well as in both onshore and offshore hydrocarbon projects. He has been involved with several substantial hydrocarbon discoveries totaling 1.5 trillion cubic feet of gas and more than 50 million barrels of oil. Since 2007 through the present, Mr. Hogg has served as the Vice President of Exploration and Operation and an officer s at MGM Energy Corporation, where he manages all exploration and delineation efforts on MGM assets on the Mackenzie Delta and in the Norman Wells area of the Central Northwest Territories. He is also responsible for the reserves and resources of MGM’s Health Safety and Environmental Committee and the Audit Committee. Since 2008, Mr. Hogg has also served as a Director for Windsor Energy Inc., a private company exploration for hydrocarbons in Eastern Canada. From 2006 to 2007 Mr. Hogg worked as the Manager of New Ventures and Frontier Exploration for ConocoPhillips Canada, where his responsibilities included managing a staff of 40 geoscientists and engineers, managing an exploration program with eight million acres of land and building a portfolio of new play opportunities for the Senior Exploration Management, Canadian Arctic Business Unit and Canadian Leadership Teams. Mr. Hogg has focused on direct exploration and the production of assets throughout his career, including as Manager of New Ventures for Encana Corp from 2004 to 2005 and as Team Lead and Geological Specialist for Petro-Canada, Inc. from 1988 to 1997. His past work has also led him to senior roles with world-class exploration companies, including Gulf Resources and Husky Oil. He has had the opportunity and direct responsibility for several significant capital exploration programs. Mr. Hogg has received awards for his work throughout his distinguished career, the most recent of which was honorary member status from the American Association of Petroleum Geologists. Mr. Hogg has also been involved with influential industry trade associations, including acting as the president of the Canadian Society of Petroleum Geologists in 2003 and as vice president of the American Association of Petroleum Geologists. Mr. Hogg holds a B.Sc. in Geology from McMaster University and is registered as a Professional Geologist in Canada. As a person with executive and technical experience in the oil industry, we believe that Mr. Hogg will contribute his leadership skills, knowledge and oil industry background, and business experience to our board of directors. In addition, we believe that Mr. Hogg’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

John Mitola. Mr. Mitola became a member of our board of directors in connection with the closing of the Merger Agreement. He is the President and CEO of Plethora Energy and is our Corporate Secretary. Since 2008, he has served as President and director of Juhl Wind, Inc., one of the longest standing wind power development companies in the United States, and a leader in the development of community wind farms. Mr. Mitola has presided over the structuring of $240 million in project financing required to fund the full-scale development and construction of eight wind farms in Minnesota and Nebraska. Prior to his position with Juhl Wind, Mr. Mitola was a managing partner with Kingsdale Capital International, a private equity and capital advisory firm that specialized in merchant banking, leveraged buyouts and corporate finance in the renewable energy industry. He currently owns and operates Quantum Advisors, LLC, a firm specializing in the structuring and startup of new enterprises in the energy, environmental and transportation fields. Mr. Mitola served as Chairman of the Illinois Toll Highway Authority from 2003 to 2009. The Illinois State Toll Highway Authority is one of the largest agencies in Illinois and is one of the largest transportation agencies in North America. From 2000 to 2006, Mr. Mitola served as the Chief Executive Officer and as a director of Electric City Corp., a publicly-traded company specializing in energy efficiency systems. From 1997 to 1999, Mr. Mitola served as the Vice President and General Manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp, which designed and built alternative energy systems. From 1990 until his move to Electric City Corp, Mr. Mitola served in other various leadership roles at Exelon Thermal Technologies. Mr. Mitola also serves as a board member of IDO Security Inc., a publicly traded company. He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, City Club of Chicago, Union League Club and the governing board of the Christopher House Board of Directors. He is also a member of the boards of Scholarship Chicago, the Illinois Council Against Handgun Violence and the Illinois Broadband Development Council. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. from DePaul University College of Law. As a person with finance experience and executive and technical experience in the energy industry, we believe that Mr. Mitola will contribute his leadership skills, knowledge, finance and energy industry background, and business experience to our board of directors. In addition, we believe that Mr. Mitola’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Gus Rahim. Mr. Rahim is a longstanding member of our board and, prior to the closing of the Merger Agreement, was our Chief Executive Officer and Chief Financial Officer. He has owned and served as President of the Ontario Driving School of London Inc. since 1982, and of Payless Auto Leasing and Sales Inc. since 1985. He was the owner and General Manger of Canadian Centre for Decision Driving (CCDD) from 2004 to 2007. Mr. Rahim is also the founding member of the Truck Training Schools Association of Ontario in 1993 and presently serves as a board member and past President. Additionally, in 2005, he served as a board member of The Road Safety Association for one year. He is an active member of the Ontario Safety League. He also served as the President and Chairman of the Board of Claremont Technologies Corp from 2005 to 2006. As a person with executive business experience, we believe that Mr. Rahim will contribute his leadership skills, knowledge and business background, and business experience to our board of directors. In addition, we believe that Mr. Rahim’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Related Party Transactions with Mr. Konstant

Our principal offices were located at 2049 Century Park East, Suite 3670, in Los Angeles, California until December 27, 2012. We subleased this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn had an agreement to lease the space from an unaffiliated third party. Princeville paid $4,000 a month to the unaffiliated party, and we in turn paid $4,000 a month to Princeville. This oral lease was terminated on December 27, 2012. During the year ended December 31, 2012, Mr. Konstant paid $40,000 on behalf of the Company for the rental of this property.

Eos Global issued 32,500,100 restricted shares of common stock to Plethora Enterprises, LLC (“Plethora Enterprises”) on behalf of Mr. Konstant in a series of four transactions. The 32,500,100 shares were then converted into shares of common stock of the Company in the Merger:

•	On May 2, 2011, Eos Global issued the first 1,100 restricted shares of Eos Global’s common stock to Plethora Enterprises per action by written consent of the sole stockholder in consideration for $10.00.
•	On May 3, 2011 Eos Global entered into a Contribution Agreement with Plethora Partners, LLC. Upon consummation of the agreement, Eos Global issued 24,999,000 restricted shares of Eos Global’s common stock to Plethora Enterprises. Furthermore, pursuant to the terms of the agreement, upon completion of the transaction to acquire the Works Property, Eos Global issued 6,500,000 restricted shares of Eos Global’s common stock to Plethora Enterprises.
•	On February 16, 2012 Eos Global entered into an agreement with Vatsala Sharma in order to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets. As consideration for the security, Eos Global issued to Plethora Enterprises 1,000,000 restricted shares of Eos Global’s common stock.

Mr. Konstant has also personally guaranteed and indemnified certain obligations of Eos Global:

•	On October 24, 2011, Nikolas, jointly and severally with Eos Global, signed a promissory note to obtain a $200,000 loan from RT Holdings, LLC.
•	On February 16, 2012, Eos Global executed a series of documents with Vatsala Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.
•	On June 18, 2012, Eos Global entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of Eos Global’s behavior, including Eos Global’s failure to apply funds to pay off the loan in the event of a default.
•	On August 2, 2012, Eos Global executed a series of documents with 1975 Babcock Road, LLC in order to secure and personally guarantee a loan and an office lease..

On September 24, 2012, Eos Global entered into a Consulting Agreement with Plethora Enterprises. Plethora Enterprises agreed to provide various kinds of consulting support and advisory services to Eos Global. Plethora Enterprises further agreed to serve as a strategic advisor to Eos Global, to be in addition to Mr. Konstant’s services as a member and chairman of the board of directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by Eos Global, within 30 days of the effective date of such termination, Eos Global must pay to Plethora Enterprises a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora Enterprises’ services, Eos Global agreed to compensate Plethora Enterprises commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos Global for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, Eos Global shall pay Plethora Enterprises a fee based on the growth of Eos Global: concurrent with the closing of any acquisitions, Eos shall pay to Plethora Enterprises a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition. Such a success fee was paid upon the closing of the Merger. As of December 31, 2012, the Company owed Plethora Enterprises $97,000 as deferred compensation..

Eos also has an unsecured non-interest bearing related party loan in the amount of $40,000 as of December 31, 2012. This advance was from Nikolas Konstant for the rental of the property located at 2049 Century Park East, referenced above. The loan is non-interest bearing and it is due on demand.

Other Related Party Transactions

On August 29, 2011, Eos Global incurred $10,750 each from Eos Atlantic Oil & Gas Limited, a Ghanaian Company (“EAOG”) and Plethora Bay Oil & Gas Limited, a Ghanaian Company (“PBOG”). EAOG is owned 90% by Eos Global, and PBOG is owned 90% by Plethora Oil and Gas Limited, a company which in turn is 100% owned by Nikolas Konstant. The other 10% of EAOG and PBOG are owned by one of our Ghanaian-based consultants.

On October 3, 2011, Eos Global entered into an Exclusive Business Partner and Advisory Agreement with Baychester Petroleum (“Baychester”), which owns a 10% minority interest in EAOG and PBOG. Pursuant to the agreement, Eos Global agreed to pay Baychester a monthly consulting fee of $10,000. Furthermore, if either PBOG or EAOG is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of our common stock. Baychester is also entitled to a bonus fee if Eos Global consummates a business arrangement with a third party as a result of Baychester’s introduction or contract.

Eos Global also entered into an agreement with Quantum Capital Advisors, LLC (“Quantum”) on July 1, 2012 (the “Quantum Agreement”). Quantum’s managing member is John Mitola. Mr. Mitola also serves on the Board of Directors of the Company and is the President and CEO of Plethora Energy, a wholly-owned subsidiary of Eos Global. Commencing in the first month following the earlier to occur of (i) Eos Global successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos Global becoming cash flow positive on a monthly basis, Eos Global agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos Global is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos Global, the parameters of which shall be laid out Eos Global. Eos Global also agreed to grant Quantum a total of 200,000 shares of Eos’ common stock. Eos already issued Quantum 150,000 restricted shares of the Eos’ common stock. The remaining 50,000 shares will vest if the Quantum Agreement has not been terminated by December 31, 2013.

Item 7.01 Regulation FD Disclosure

On July 15, 2013, the Company issued a press release announcing the Commitment Agreements, as set forth more fully above in Items 1.01 and 3.02 above. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.  By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit	Note	Description
10.1	(1)	$400,000,000 Subscription Commitment dated August 31, 2011 between Eos Petro, Inc. and GEM Global Yield Fund

Exhibit	Note	Description
10.2	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and GEM Global Yield Fund (GEM A Warrant)
10.3	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and GEM Global Yield Fund (GEM B Warrant)
10.4	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and GEM Global Yield Fund (GEM C Warrant)
10.5	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and 590 Partners Capital, LLC (590 Partners A Warrant)
10.6	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and 590 Partners Capital, LLC (590 Partners B Warrant)
10.7	(1)	Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and 590 Partners Capital, LLC (590 Partners C Warrant)
10.8		Common Stock Purchase Agreement dated July 10, 2013 between Eos Petro, Inc. and GEM Global Yield Fund
10.9		Registration Rights Agreement dated July 10, 2013 between Eos Petro, Inc. and GEM Global Yield Fund
10.10		Common Stock Purchase Warrant dated July 10, 2013 between Eos Petro, Inc. and GEM Capital SAS (Additional Warrant)
10.11		Common Stock Purchase Warrant dated July 10, 2013 between Eos Petro, Inc. and 590 Partners Capital, LLC (Additional Warrant)
10.12		Amended and Restated Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and GEM Capital SAS (Amended GEM B Warrant)
10.13		Amended and Restated Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and GEM Capital SAS (Amended GEM C Warrant)
10.14		Amended and Restated Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and 590 Partners Capital, LLC (Amended 590 Partners B Warrant)
10.15		Amended and Restated Common Stock Purchase Warrant dated November 21, 2012 between Eos Petro, Inc. and 590 Partners Capital, LLC (Amended 590 Partners C Warrant)
10.16		Consulting Agreement dated June 23, 2013 between Eos Petro, Inc. and Hahn Engineering, Inc.
10.17		Eos Petro Employment Agreement dated June 23, 2013 between Eos Petro, Inc. and Martin Oring
10.18		Common Stock Purchase Warrant dated June 23, 2013 between Eos Petro, Inc. and Wealth Preservation LLC
99.1		Press Release Dated July 15, 2013, issued by Eos Petro, Inc.

(1) Previously filed on Form 8-K filed January 17, 2013 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS PETRO, INC.

Dated: July 23, 2013
By: /s/ Nikolas Konstant
Nikolas Konstant, Chairman of the Board and CFO